UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street San Francisco, CA (Address of principal executive offices)		94102 (Zip Code)

Registrant’s telephone number, including area code: (415) 870-7566

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Technology Support Agreement

On October 25, 2018 we entered into a Technology Support Agreement (the "Technology Agreement") with PubLife LLC under which PubLife agreed to provide certain technology support to us, for a six month term in consideration of $1,000 per month. The payment terms under this agreement were amended under the terms of the Asset Purchase Agreement (as set forth below).

General Advertising Services Agreement

On October 25, 2018, we entered into a General Advertising Services Agreement (the "Advertising Agreement") with Proper Media LLC ("Agent") under which we retained Agent to provide advertisement sales and trafficking services for our websites, including salon.com and related sites. The term of this agreement is for one -year, which term shall be extended for successive one-year periods under terminated by either party within 30 days notice prior to the end of any term. We agreed to pay agent its revenue share of all revenue invoiced by Agent in connection with Agent's performance of the services under this agreement. In addition, if we refer a 3rd party publishing partner and Agent executes an advertising services agreement with such 3rd party, Agent agrees to pay us 25% of the monthly revenue earned by Agent due to such 3rd party agreement for the first six-months of any such agreement. The payment terms under this agreement were amended under the terms of the Asset Purchase Agreement (as set forth below).

The foregoing summary of each of the Technology Agreement and the Advertising Agreement is subject to, and qualified in its entirety by, the full text of the Technology Agreement and Advertising Agreement, as applicable, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Asset Purchase Agreement

Structure of the Asset Sale

We have agreed to sell substantially all of our assets (the "Asset Sale"), including all pertinent intellectual property rights comprising the Company’s business of owning, operating and publishing the website known as Salon.com, (the “Business”), but excluding our cash, cash equivalents and marketable securities and certain contracts and right related to those contracts and tax refunds and insurance policies and rights related to excluded assets, to the Buyer for an aggregate Purchase Price of $5 million payable plus the amount of the Earn-Out Payment (as described below) and the assumption of certain assumed liabilities, all pursuant to the terms of an Asset Purchase Agreement dated March 6, 2019 between Salon Media group, Inc., as Seller and Salon.com, LLC, as Buyer (the “Asset Purchase Agreement’). The purchase price is payable in cash as follows: (i) $550,000 in payable in cash at closing; (ii) $100,000 shall be deposited with the Escrow Agent , which amount shall be released to the Company in accordance with the terms of the Asset Purchase Agreement; (iii) $500,000 of which was previously paid to the Company as a deposit concurrent with execution of the term sheet for the Asset Purchase Agreement (the "Deposit") and (iv) $3,850,000 via issuance of a 10% secured promissory note, which note shall be paid in 2 equal installments on the 12 month and 24 month anniversary of the closing date. This note shall be secured by all of the assets being sold to Buyer under the Asset Purchase Agreement. The payments shall be subject to adjustment and subject to the conditions described below, under “Conditions to Closing of the Asset Sale.”

Principal Provisions of the Asset Purchase Agreement

Assets to be Sold

The assets to be purchased by the Buyer constitute substantially all of our assets, including all pertinent intellectual property rights comprising our business, but excluding our cash, cash equivalents and marketable securities and certain contracts and right related to those contracts and tax refunds and insurance policies and rights related to excluded assets.

Liabilities to be Assumed

The Buyer will assume only certain specified liabilities related to (i) all current liabilities (solely to the extent included in the computation of working capital); (ii) all liabilities in respect of the assigned contracts to be performed after the closing date (iii) all liabilities of leases required to be performed after the closing date and (iv) all liabilities associated with or relating to the ownership of the purchased assets and the operation of the Business to the extent or conditions arising after the closing date. All other liabilities will remain our obligations, including indebtedness for borrowed money and liabilities for taxes.

Purchase Price Adjustments

The purchase price payable is subject to a working capital adjustment. If the closing working capital is less than the target working capital ($0), then we will be required to pay the difference to Buyer (which amount will initially be satisfied from the amount deposited with the escrow agent). If the closing working capital is greater than the working capital target, then Buyer will pay this amount to the Company, which amounts will initially be satisfied from the amount deposited with the escrow agent

In addition the Asset Purchase Agreement contains an earn-out payment provision under which the Buyer will be required to pay the Company up to $500,000 in the event that the net revenue of the Company during 2019 exceeds the net revenue target ($4,200,000) then Buyer shall pay the Company the amount by which the target is exceeded, up to a cap of $500,000.

Conditions to the Closing of the Asset Sale

The obligations of the parties to complete the Asset Sale are subject to certain conditions. Our obligation to complete the Asset Sale is subject to certain conditions, including, but not limited to:

●	the accuracy of the representations and warranties made by the Buyer;
●	the Buyer shall have performed in all material respects all agreements and covenants required of it by the Asset Purchase Agreement;
●	the Asset Purchase Agreement shall have been approved by holders of a majority of the outstanding shares of our common stock;
●	the absence of any law, injunction, stay or restraining order that would prohibit the consummation of the Asset Sale;
●	at least 20 calendar days shall have elapsed from the date this information statement has been mailed to our stockholders and
●	at the Closing Date, the Buyer shall have delivered to us all the required documents relating to the consummation of the Asset Sale.

The obligation of the Buyer to complete the Asset Sale are subject to certain conditions, including, but not limited to:

●	the accuracy of the representations and warranties made by us;
●	we shall have performed in all material respects all agreements and covenants required of us by the Asset Purchase Agreement;
●	Buyer shall have entered into a new lease agreement for the premises located at 253 W. 28th Street, NY, NY;
●	the Asset Purchase Agreement shall have been approved by holders of a majority of the outstanding shares of our common stock;
●	the absence of any law, injunction, stay or restraining order that would prohibit the consummation of the Asset Sale;
●	the absence of any event that has had, or could reasonably be expected to result in a “Material Adverse Effect,” as that term is defined in the Asset Purchase Agreement;
●	at least 20 calendar days shall have elapsed from the date this information statement has been mailed to our stockholders; and
●	at the Closing Date, we shall have delivered to the Buyer all the required documents relating to the consummation of the Asset Sale.

Covenants Relating to the Conduct of Our Business

Pursuant to the Asset Purchase Agreement, the Company and the Buyer are subject to certain Pre-Closing Covenants regarding the conduct of our business. These covenants include:

●

from the date of the Asset Purchase Agreement through the Closing Date, we shall continue to conduct the operation of our business in the ordinary course of business consistent with past practice, use reasonable best efforts to maintain and preserve intact our current business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of our employees, customers, lenders, suppliers, and others having relationships with the Business; and

●

from the date of the Asset Purchase Agreement through the Closing Date, we shall each use our respective commercially reasonable effectors to take or cause to be taken all actions and to do or cause to be done all thing necessary, proper or advisable to consummate the transactions contemplated by the Asset Purchase Agreement.

Expenses Relating to Technology Agreement and Advertising Agreement

In the event that the Asset Purchase Agreement is not consummated by March 31, 2019, the parties agreed to revised compensation under both the Technology Agreement and the Advertising Agreement as follows:

(a)     for the month of March 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, and (ii) tech management fees payable pursuant to the Technology Agreement shall be $5,000 plus costs per the Technology Agreement;

(b)     for the month of April 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, and (ii) tech management fees payable pursuant to the Technology Agreement shall be $10,000 plus costs per the Technology Agreement;

(c)     for the month of May 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, (ii) tech management fees payable pursuant to the Technology t Agreement shall be $10,000 plus costs per the Technology Agreement and (iii) an amount equal to 10% APR applied to the Deposit; and

(d)     for the month of June 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, (ii) tech management fees payable pursuant to the Technology Agreement shall be $10,000 plus costs per the Technology Agreement and (iii) an amount equal to 10% APR applied to the Deposit.

Termination

The Asset Purchase Agreement provides that such agreement may be terminated at any time prior to the Closing Date of the Asset Sale, whether before or after the approval of our stockholders. The situations in which the Asset Purchase Agreement may be terminated include, but are not limited to the following.

●	the mutual consent of us and the Buyer;
●

by Buyer, if the Asset Sale has not been consummated by September 2, 2019, unless the failure of the closing to occur by such date shall be due to the failure of Buyer to perform or observe the covenants and agreements of such party set by the Asset Purchase Agreement;

●

by either party to the Asset Purchase Agreement if there has been a material breach of any of the covenants or agreements set forth within the Asset Purchase Agreement, and such breach has not been cured within thirty days of receipt of notice of the material breach from the breaching party;

●

by either party to the Asset Purchase Agreement if there has been a material breach of any of the representations or warranties set forth within the Asset Purchase Agreement, and such breach has not been cured within thirty days of receipt of notice of the material breach from the breaching party

●

by either us or the Buyer if there is a final nonappealable order of a governmental entity restraining or otherwise prohibiting the consummation of the transactions contemplated by the Asset Purchase Agreement; provided that the right to terminate the agreement is not available to a party if such order was primarily due to its failure to perform its obligations under the Asset Purchase Agreement.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

First Amendment to Asset Purchase Agreement

On April 15, 2019, we entered into a First Amendment to Asset Purchase Agreement ("First Amendment") with Buyer. The primary purpose of the First Amendment was to amend the payment terms under the Technology Agreement and the Advertising Agreement as set forth below:

(a) for the month of March 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, and (ii) tech management fees payable pursuant to the Technology Agreement shall be $5,000 plus costs per the Technology Agreement;

(b) for the month of April 2019: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, and (ii) tech management fees payable pursuant to the Technology Agreement shall be $10,000 plus costs per the Technology Agreement; and

(c) for the month of May 2019 and for each month thereafter: (i) ad fees under the Advertising Agreement shall be payable at 6.5%, (ii) tech management fees payable pursuant to the Technology Agreement shall be $10,000 plus costs per the Technology Agreement and (iii) an amount equal to 10% APR applied to the Deposit.

We also amendment Section 10.9 of the Asset Purchase Agreement to include the term sheet related to the acquisition for the documents related to the entire agreement of the parties.

The foregoing summary of the First Amendment is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Risks Associated with Asset Purchase Agreement

There are a number of risks associated with the asset sale, some of which are summarized below:

●	There can be no guarantees that the Asset Sale will be completed and, if not completed, we may have to file for bankruptcy and liquidation.

●

There can be no guarantee that Buyer will make its payments under the $3.8 million secured note delivered to us at closing, the failure of it do so which will reduce any amounts available for distribution to our stockholders.

●	We will continue to incur expenses that will reduce any amounts available for distribution to our stockholders.

●	While the Asset Sale is pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

●	The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

●	The failure to consummate the Asset Sale may materially and adversely affect our business, financial condition and results of operations.

●	The failure to consummate the Asset Sale by the prescribed deadline under the Asset Purchase Agreement will likely result in the Asset Sale being abandoned.

●	Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

●	The recent resignation of our Chief Executive Officer may affect our ability to successfully close the Asset Sale.

●	We are currently subject to a number of lawsuits, which are expensive and divert our attention and may ultimately reduce any amounts available for distribution to out stockholders.

●	We may be subject to securities litigation, which is expensive and could divert our attention.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors or Principal Officers

Effective May 3, 2019, Jordan Hoffner resigned as our Chief Executive Officer. Mr. Hoffner’s resignation from all positions with the Company was not because of any disagreements with the Company on matters relating to its operations, policies and practices.. Mr. Hoffner will continue to serve as one of our directors.

Appointment of Officers

Effective May 3, 2019, in connection with Mr. Hoffner’s resignation as Chief Executive Officer, the board appointed Richard MacWilliams as our acting Chief Executive Officer and the board also appointed Trevor Colhoun as our acting Chief Financial Officer to fill the vacancy from Ms. Betsy Hambrecht’s prior resignation. Messrs. MacWilliams and Colhoun both currently serve as directors of the Company. Mr. MacWilliams will receive $7,500 per month for his role as acting CEO and Mr. Colhoun will receive $2,500 per month for his role as acting CFO. The relevant biographies for Mr. MacWilliams and Mr. Colhoun are set forth below.

Richard MacWilliams, 67, currently serves as our Chairman of the Board of Directors, a position he has held since on January 25, 2017. Mr. MacWilliams is co-founder and Managing Partner of Vista Capital Advisors. Previously, Mr. MacWilliams was Chairman of BoardEx and Executive Vice President of Bridge Information Systems. He joined Bridge as a result of Bridge’s acquisition of EJV Partners where he was President and CEO. Prior to joining EJV, Mr. MacWilliams served as Executive Vice President and trading manager for Drexel Burnham Government Securities and held a similar post at Donaldson Lufkin & Jenrette (DLJ). While at DLJ, Mr. MacWilliams was also President and CEO of ACLI Commodity Services, a worldwide commodity trading company. Mr. MacWilliams received a BA from Bucknell University, where he is a former trustee.

Trevor Colhoun, 42, currently serves as a director, a position he has held since January 25, 2017. Mr. Colhoun is a Managing Member of Humilus Holdings Capital Management Company LLC. From September 2009 to December 2013, Mr. Colhoun was Manager of Walnut Financial Services, Inc., which he founded as a subsidiary of Humilis Holdings LP. Walnut Financial is a private equity factoring fund. From 2007 to present, Mr. Colhoun has acted as Managing Partner of Humilis Holdings, LP, an investment fund that directed capital in private equity, debt, and real estate equity. Prior to Humilis Holdings, Mr. Colhoun served as Vice President of Capital Markets at Piper Jaffray from 2002 to 2007. During his tenure at Piper Jaffray, Mr. Colhoun was instrumental in leading over 50 public company transactions and along with his partner were the largest producers in the firm. Before joining Piper Jaffray, Mr. Colhoun was an Associate in Institutional Sales with C.E. Unterberg, Towbin, a technology only investment bank, from 2000 to 2002. Mr. Colhoun served as an Equity Analyst for Bear Stearns from 1998 to 2000 for the firm’s internal equity hedge fund.

Item 8.01	Other Events

On March 26, 2019, we received a letter from the Securities and Exchange Commission (the "Commission") notifying us of our non-compliance with our reporting obligations under Section 13(a) of the Securities Exchange Act of 1934. In its letter, the Commission informed us that if we did not regain compliance within 15 days of the date of the letter, the Commission could subject us to administrative proceedings to revoke our registration under the Securities Exchange Act of 1934 under Section 12(j) thereof. We replied to the Commission on April 8, 2019 stating our intention to regain full compliance with our reporting obligations by June 7, 2019. However, the Commission is not bound by our letter and they could still decide to deregister our common stock even if we make all required filings by June 7, 2019. In addition, there is no guarantee that we will be able to make all requisite filing by the June 7, 2019 deadline. If the Commission revokes our registration, this could have a material adverse effect on our business, financial condition and result of operations. [The foregoing summary of the Commission's letter is subject to, and qualified in its entirety by, the full text of the such letter, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.]

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement
2.2	First Amendment to Asset Purchase Agreement
10.1	Technology Support Agreement
10.2	General Advertising Services Agreement
99.1	Resignation of Jordan Hoffner
99.2	Letter from the Commission dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:	/s/ Richard MacWilliams
Name:	Richard MacWilliams
Title:	Acting Chief Executive Officer

Dated: May 8, 2019